                             PENN SERIES FUNDS, INC.

                         FORM OF ARTICLES SUPPLEMENTARY


         PENN SERIES FUNDS, INC. (the "Corporation"), a corporation organized under the laws of the State of Maryland with its principal office at 600 Dresher Road, Horsham, Pennsylvania, 19044, does hereby file for record with the State Department of Assessments and Taxation of Maryland the following Articles Supplementary to its Articles of Incorporation.

         FIRST: As permitted by and in accordance with the Articles of Incorporation of the Corporation and Sections 2-105, 2-208.1 and 2-605 of the Maryland General Corporation Law, the Board of Directors of the Corporation has increased the number of authorized shares of capital stock of the Corporation in each of its ten currently authorized classes of capital stock and has authorized new shares of capital stock of the Corporation with a new par value for classification into new classes.

         SECOND: As permitted by and in accordance with the Articles of Incorporation of the Corporation and Section 2-605 of the Maryland General Corporation Law, the Board of Directors of the Corporation has changed the par value of the unissued shares in the currently authorized class of capital stock of the Corporation designated Class I Common Stock from Ten Cents ($0.10) per share to One Hundredth of One Cent ($0.0001) per share, and has redesignated Class I Common Stock as S&P Index Fund Common Stock.

         THIRD: As permitted by and in accordance with the Articles of Incorporation of the Corporation and Sections 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has classified newly authorized capital stock of the Corporation into ten new classes.

         FOURTH: Each of the ten newly authorized classes of capital stock of the Corporation shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that are set forth in the Articles of Incorporation of the Corporation with respect to classes of capital stock.

         FIFTH: Immediately before the foregoing actions of the Board of Directors of the Corporation, the Corporation had authority to issue One Billion (1,000,000,000) shares of the Corporation, of the par value of Ten Cents ($0.10) per share and of the aggregate par value of One Hundred Million Dollars ($100,000,000), classified and designated as follows:

  -------------------------------------------------------------- ------------------------ ----------------------
                                                                                               Number of
                                 Class                                  Par Value                Shares
  -------------------------------------------------------------- ------------------------ ----------------------
  Money Market Fund Common Stock                                          $0.10                100,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Growth Equity Fund Common Stock                                         $0.10                100,000,000
  (originally designated Class A Common Stock)
  -------------------------------------------------------------- ------------------------ ----------------------
  Quality Bond Fund Common Stock                                          $0.10                100,000,000
  (originally designated Class B Common Stock)
  -------------------------------------------------------------- ------------------------ ----------------------
  High Yield Bond Fund Common Stock                                       $0.10                100,000,000
  (originally designated Class C Common Stock)
  -------------------------------------------------------------- ------------------------ ----------------------
  Flexibly Managed Fund Common Stock                                      $0.10                100,000,000
  (originally designated Class D Common Stock)
  -------------------------------------------------------------- ------------------------ ----------------------
  Value Equity Fund Common Stock                                          $0.10                100,000,000
  (originally designated Class E Common Stock)
  -------------------------------------------------------------- ------------------------ ----------------------
  International Equity Fund Common Stock                                  $0.10                100,000,000
  (originally designated Class F Common Stock)
  -------------------------------------------------------------- ------------------------ ----------------------
  Small Capitalization Fund Common Stock                                  $0.10                100,000,000
  (originally designated Class G Common Stock)
  -------------------------------------------------------------- ------------------------ ----------------------
  Emerging Growth Fund Common Stock                                       $0.10                100,000,000
  (originally designated Class H Common Stock)
  -------------------------------------------------------------- ------------------------ ----------------------
  Class I Common Stock                                                    $0.10                100,000,000
  -------------------------------------------------------------- ------------------------ ----------------------

         SIXTH: Immediately after the foregoing actions of the Board of Directors of the Corporation, and upon filing these Articles Supplementary, the Corporation has authority to issue (a) Two Billion and Five Hundred Million (2,500,000,000) shares, of the par value of Ten Cents ($0.10) per share and of the aggregate par value of Two Hundred and Fifty Million Dollars ($250,000,000), and (b) Two Billion and Seven Hundred and Fifty Million shares (2,750,000,000) shares, of the par value of One Hundredth of One Cent ($0.0001) per share and of the aggregate par value of Two Hundred and Seventy-Five Thousand Dollars ($275,000), classified and designated as follows:

  -------------------------------------------------------------- ------------------------ ----------------------
                                                                                               Number of
                              Class                                     Par Value                Shares
  -------------------------------------------------------------- ------------------------ ----------------------
  Growth Equity Fund Common Stock                                        $0.10                 250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Mid Cap Growth Fund Common Stock                                       $0.0001               250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Emerging Growth Fund Common Stock                                      $0.10                 250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Large Cap Value Fund Common Stock                                      $0.10                 250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Small Cap Value Fund Common Stock                                      $0.10                 250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  International Equity Fund Common Stock                                 $0.10                 250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Mid Cap Value Fund Common Stock                                        $0.0001               250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Flexibly Managed Fund Common Stock                                     $0.10                 250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Growth and Income Fund Common Stock                                    $0.0001               250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  S&P 500 Index Fund Common Stock                                        $0.0001               250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Quality Bond Fund Common Stock                                         $0.10                 250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  High Yield Bond Fund Common Stock                                      $0.10                 250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Limited Maturity Bond Fund Common Stock                                $0.0001               250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Money Market Fund Common Stock                                         $0.10                 500,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Class A Common Stock                                                   $0.0001               250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Class B Common Stock                                                   $0.0001               250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Class C Common Stock                                                   $0.0001               250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Class D Common Stock                                                   $0.0001               250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Class E Common Stock                                                   $0.0001               250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------
  Class F Common Stock                                                   $0.0001               250,000,000
  -------------------------------------------------------------- ------------------------ ----------------------

         EIGHTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

         IN WITNESS WHEREOF, Penn Series Funds, Inc. has caused these Articles Supplementary to be executed by Peter M. Sherman and its corporate seal to be affixed and attested by its Secretary on this____ day of April, 2000.

[CORPORATE SEAL]


                                            PENN SERIES FUNDS, INC.

                                            By:_________________________________
                                                       Peter M. Sherman
                                                       President

Attest:____________________________
            C. Ronald Rubley
            Secretary




         The undersigned, President of PENN SERIES FUNDS, INC., who executed on behalf of said corporation the foregoing Articles Supplementary to the Articles of Incorporation of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                            By:_________________________________
                                                        Peter M. Sherman
                                                        President




                                      -4-